DISTRIBUTOR'S CONTRACT

     Each Massachusetts Business Trust (Trust) designated in Appendix 2 from time to time, acting severally, and Liberty Funds Distributor, Inc. (LFDI), a Massachusetts corporation, agree effective October 23, 1998:

      1. APPOINTMENT OF LFDI. The Trust may offer an unlimited number of separate investment series (Funds), each of which may have multiple classes of shares (Shares). The Trust appoints LFDI as the principal underwriter and distributor of Shares of Funds designated in Appendix 2 (which appointment shall be exclusive except as provided in Section 2(b) below). The Contract will apply to each Fund as set forth on Appendix 2 as it may be amended from time to time with the latest effective date and signed.

      2.  SALE OF SHARES.

      a. LFDI's Right to Purchase Shares From the Fund. LFDI, acting as principal for its own account and not as agent for the Trust, shall have the right to purchase Shares and shall sell Shares in accordance with a Fund's prospectus on a "best efforts" basis. LFDI shall purchase Shares at a price equal to the net asset value only as needed to fill orders. LFDI will receive all sales charges. LFDI will notify the Trust at the end of each business day of the Shares of each Fund to be purchased.

      b. Appointment of Agent for Certain Sales of Shares at Net Asset Value. The Trust may at any time designate its shareholder servicing, transfer and dividend disbursing agent as its agent to accept orders for (i) Class A Shares of the Funds at net asset value, or (ii) Class I Shares, or (iii) Class Z Shares, in either case from individuals or entities that are entitled to purchase such shares as provided in the Trust's prospectus, and to issue Shares directly to such purchasers.

      c. Refusal to Sell Shares; Direct Issue of Shares. The Trust may at any time (i) refuse to sell Shares hereunder or (ii) issue Shares directly to shareholders as a stock split or dividend.


      3. REDEMPTION OF SHARES. The Trust will redeem in accordance with a Fund's prospectus all Shares tendered by LFDI pursuant to shareholder redemption requests. LFDI will notify the Trust at the end of each business day of the Shares of each Fund tendered.

      4. COMPLIANCE. LFDI will comply with applicable provisions of the prospectus of a Fund and with applicable laws and rules relating to the sale of Shares and indemnifies the Trust for any damage or expense from unlawful acts by LFDI and persons acting under its direction or authority.

      5. EXPENSES. The Trust will pay all expenses associated with:

         a.   the registration and qualification of Shares for sale;

         b.   shareholder meetings and proxy solicitation;

         c.   Share certificates;

         d.   communications to shareholders; and

         e. taxes payable upon the issuance of Shares to LFDI.

LFDI will pay all expenses associated with advertising and sales literature including those of printing and distributing prospectuses and shareholder reports, proxy materials and other shareholder communications used as sales literature.

      6. 12b-1 PLAN. Except as indicated in Appendix 1 which may be revised from time to time, dated and signed, this Section 6 constitutes each Fund's distribution plan (Plan) adopted pursuant to Rule 12b-1 (Rule) under the Investment Company Act of 1940 (Act).

               A. The Fund* shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class A, B and C Shares on the 20th of each month and a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C Shares. Each of the Funds identified on Appendix 1 as having a Class E share 12b-1 Plan shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class E Shares on the 20th of each month and a distribution fee at the annual rate of 0.10% of the average daily net assets of its Class E Shares. Each of the Funds identified on Appendix 1 as having a Class F share 12b-1 Plan shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class F Shares on the 20th of each month and a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class F Shares. Each of the Funds identified on Appendix 1 as having a Class G share 12b-1 Plan shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class G Shares on the 20th of each month and a distribution fee at the annual rate of 0.10% of the average daily net assets of its Class G Shares outstanding less than five years from the date of purchase and 0.25% of the average daily net assets of its Class G Shares outstanding for five years or more. Each of the Funds identified on Appendix 1 as having a Class H share 12b-1 Plan shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class H Shares on the 20th of each month and a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class H Shares. Each of the Funds identified on Appendix 1 as having a Class J share 12b-1 Plan shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class J Shares on the 20th of each month and a distribution fee at the annual rate of 0.35% of the average daily net assets of its Class J Shares. LFDI may pay part or all of the service and distribution fees received from the Fund as commissions to financial service firms that sell Fund Shares or as reimbursements to financial service firms or other entities that provide shareholder services to record or beneficial owners of shares (including third party administrators of qualified plans). LFDI shall provide to the Trust's Trustees, and the Trustees shall review, at least quarterly, reports setting forth all Plan expenditures, and the purposes for those expenditures. Amounts payable under this paragraph are subject to any limitations on such amounts prescribed by applicable laws or rules.

               B. Payments by the Trust to LFDI and its affiliates (including Colonial Management Associates, Inc.) other than any prescribed by
         Section 6A which may be indirect financing of distribution costs are authorized by this Plan.

               C. The Plan shall continue in effect with respect to a Class of Shares only so long as specifically approved for that Class at least annually as provided in the Rule. The Plan may not be amended to increase materially the service fee or distribution fee with respect to a Class of Shares without such shareholder approval as is required by the Rule and any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. The Plan may be terminated with respect to a Class of Shares at any time as provided in the Rule without payment of any penalty. The continuance of the Plan shall be effective only if the selection and nomination of the Trust's Trustees who are not interested persons (as defined under the Act) of the Trust is effected by such non-interested Trustees as required by the Rule.

      7. CONTINUATION, AMENDMENT OR TERMINATION. This Contract (a) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (b) shall continue in effect only so long as specifically approved at least annually by the Trustees or shareholders of the Trust and (c) may be amended at any time by written agreement of the parties, each in accordance with the Act. This Contract (a) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and (b) may be terminated upon 60 days notice without penalty by a vote of the Trustees or by LFDI or otherwise in accordance with the Act and will terminate immediately in the event of assignment (as defined under the Act). Upon termination the obligations of the parties under this Contract shall cease except for unfulfilled obligations and liabilities arising prior to termination. All notices shall be in writing and delivered to the office of the other party.

      8. AGREEMENT AND DECLARATION OF TRUST. A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Contract is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.

Agreed:

EACH TRUST DESIGNATED IN APPENDIX 2             LIBERTY FUNDS DISTRIBUTOR, INC.


By: Nancy L. Conlin, Secretary For Each Trust  By:Marilyn Karagiannis, Managing
                                                                        Director


--------
* Except as indicated in Appendix 1.

                                   APPENDIX 1

THE FOLLOWING IS APPLICABLE TO THE DESIGNATED FUND'S 12b-1 PLAN:

1. For Colonial Money Market Fund and Colonial Municipal Money Market Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.25% of the net assets of its Class B and C Shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

2. For Colonial California Tax-Exempt Fund, Colonial Connecticut Tax-Exempt Fund, Colonial Florida Tax-Exempt Fund, Colonial Massachusetts Tax-Exempt Fund, Colonial Michigan Tax-Exempt Fund, Colonial Minnesota Tax-Exempt Fund, Colonial New York Tax-Exempt Fund, Colonial North Carolina Tax-Exempt Fund and Colonial Ohio Tax-Exempt Fund the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly (i) a service fee at the annual rate of (A) 0.10% of the net assets attributable to its Class A and Class B Shares outstanding as of the 20th day of each month which were issued prior to December 1, 1994, and (B) 0.25% of the net assets attributable to its Class A, B and C Shares outstanding as of the 20th day of each month which were issued on or after December 1, 1994, and (ii) a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

3.   For The Colonial Fund and Colonial Select Value Fund, the first sentence of
     Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.15% of the net assets on the 20th of each month of its Class A and B Shares outstanding which were issued prior to April 1, 1989, and 0.25% of the net assets on the 20th of each month of its Class A, B and C Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

4. For Colonial Strategic Income Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.15% of the net assets on the 20th of each month of its Class A and B Shares outstanding which were issued prior to January 1, 1993, and 0.25% of the net assets on the 20th of each month of its Class A, B and C Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

5. For Colonial Short Duration U.S. Government Fund and Colonial Intermediate Tax-Exempt Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.20% of the net assets on the 20th of each month of its Class A, B and C Shares and a distribution fee at an annual rate of 0.65% of the average daily net assets of its Class B and C Shares."

6. For Colonial Strategic Balanced Fund, the following sentence is added as the second sentence of Section 6A: "The Fund shall also pay LFDI an annual distribution fee not exceeding 0.30% of the average net assets attributed to its Class A Shares."

7.   Newport  Tiger  Fund  does not  offer a 12b-1  plan for Class T and Class Z
     Shares.

8. Colonial Small Cap Value Fund, Colonial U.S. Growth & Income Fund, The Colonial Fund, Colonial High Yield Securities Fund, Colonial Value Fund, Colonial Select Value Fund, Stein Roe Advisor Tax-Managed Growth Fund, Newport Tiger Cub Fund and Newport Japan Opportunities Fund do not offer a 12b-1 plan for Class Z Shares.

9. The Funds with Class E, Class F, Class G and Class H share 12b-1 Plans are as follows: Stein Roe Advisor Tax-Managed Growth Fund.

10. The Funds with Class J share 12b-1 Plans are as follows: Colonial Strategic Income Fund.

11. Crabbe Huson Small Cap Fund, Crabbe Huson Equity Fund, Crabbe Huson Managed Income & Equity Fund and Crabbe Huson Contrarian Income Fund do not offer a 12b-1 plan for Class I Shares.

Dated: October 23, 1998

By:    Nancy L. Conlin, Secretary For Each Trust

By:    Marilyn Karagiannis, Managing Director
       Liberty Funds Distributor, Inc.

                                   APPENDIX 2

Trust                                        Series
Colonial Trust I
                  Colonial High Yield Securities Fund
                  Colonial Income Fund
                  Colonial Strategic Income Fund
                  Stein Roe Advisor Tax-Managed Growth Fund

Colonial Trust II
                  Colonial Money Market Fund
                  Colonial Intermediate U.S. Government Fund
                  Colonial Short Duration U.S. Government Fund
                  Newport Tiger Cub Fund
                  Newport Japan Opportunities Fund
                  Newport Greater China Fund

Colonial Trust III
                  Colonial Select Value Fund
                  The Colonial Fund
                  Colonial Federal Securities Fund
                  Colonial Global Equity Fund
                  Colonial International  Horizons Fund
                  Colonial  Strategic Balanced Fund
                  Colonial Global Utilities Fund
                  Crabbe Huson Small Cap Fund
                  The Crabbe Huson Special Fund
                  Crabbe Huson Equity Fund
                  Crabbe Huson Real Estate Investment Fund
                  Crabbe Huson Managed Income & Equity Fund
                  Crabbe Huson Oregon Tax-Free Fund
                  Crabbe Huson Contrarian Income Fund

Colonial Trust IV
                  Colonial High Yield Municipal Fund
                  Colonial Intermediate Tax-Exempt Fund
                  Colonial Tax-Exempt Fund
                  Colonial Tax-Exempt Insured Fund
                  Colonial Municipal Money Market Fund
                  Colonial Utilities Fund

Colonial Trust V
                  Colonial  Massachusetts  Tax-Exempt Fund
                  Colonial  Connecticut Tax-Exempt Fund
                  Colonial  California  Tax-Exempt Fund
                  Colonial Michigan  Tax-Exempt Fund
                  Colonial  Minnesota  Tax-Exempt Fund
                  Colonial New York  Tax-Exempt  Fund
                  Colonial  North  Carolina Tax-Exempt Fund
                  Colonial Ohio Tax-Exempt Fund
                  Colonial Florida Tax-Exempt Fund

Colonial Trust VI
                  Colonial U.S. Growth & Income Fund
                  Colonial Small Cap Value Fund
                  Colonial Aggressive Growth Fund
                  Colonial Value Fund
                  Colonial International Equity Fund
                  Newport Asia Pacific Fund

Colonial Trust VII
                  Newport Tiger Fund


By:       Nancy L. Conlin, Secretary For Each Trust



By:       Marilyn Karagiannis, Managing Director
          Liberty Funds Distributor, Inc.

Dated: October 23, 1998